UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 13, 2024

ARTERIS, INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40960	27-0117058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 E. Hamilton Avenue Suite 300 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 470-7300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AIP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2024, the Board of Directors (the “Board”) of Arteris, Inc. (the “Company”) upon the recommendation of the Nominating and Corporate Governance Committee (“NCG Committee”), approved Joachim Kunkel to be appointed to the Board effective September 16, 2024. Mr. Kunkel was appointed as a Class II director and as a member of the Compensation Committee. Mr. Kunkel’s term as director will expire at the 2026 annual meeting of stockholders or until his successor is elected and qualified or his earlier death, resignation, disqualification, retirement or removal.

Mr. Kunkel most recently served as General Manager of the Intellectual Property (IP) business unit at Synopsys, Inc., a publicly-traded software company. Prior to becoming general manager in 2006, Mr. Kunkel served in various positions of increasing responsibility at Synopsys since 1994. Before joining Synopsys, Mr. Kunkel was co-founder of CADIS GmbH in Aachen, Germany. There, he served as Managing Director and performed duties related to engineering, sales, and marketing. Before co-founding CADIS, Mr. Kunkel was a research assistant at the Aachen University of Technology, where he conducted research in system-level simulation techniques for digital signal processing, with special emphasis on parallel computing. Mr. Kunkel holds a M.S.E.E. degree from the Aachen University of Technology.

Pursuant to the Company’s non-employee director compensation program, as a non-employee director, Mr. Kunkel will receive (i) a $57,500 annual retainer for his service on the Board and Compensation Committee, prorated for the remainder of 2024, and (ii) an initial restricted stock unit (“RSU”) award covering an amount of shares of the Company’s common stock (the “Common Stock”) equal to $300,000 divided by the 30 day average stock price of the Company’s Common Stock on the date of the award grant, which will be September 16, 2024. The foregoing description is qualified in its entirety by reference to the text of the Company’s non-employee director compensation program, the form of which was filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2021.

Mr. Kunkel has no relationships requiring disclosure under Item 404(a) of Regulation S-K. Mr. Kunkel is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director.

In addition, Mr. Kunkel will enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2024

By:	/s/ Nick B. Hawkins
Name:	Nick B. Hawkins
Title:	Chief Financial Officer